Exhibit 99.(A)(3)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

Industri-Matematik International Corp.

Pursuant to the Offer to Purchase
dated November 12, 2002

of

STG OMS Acquisition Corp.

a wholly owned subsidiary of

STG OMS Ireland Limited

a company formed by

Symphony Technology II-A, L.P.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $.01 per share, of Industri-Matematik International Corp. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Citibank, N.A.

By Mail:	By Overnight Courier:	By Hand:
Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street 19th Floor New York, NY 10005	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street 19th Floor New York, NY 10005

By Facsimile:
(For Eligible Institutions Only)
(212) 701-7636

Confirm Facsimile Transmission:
(By Telephone Only)
(212) 701-7624

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send certificates for Shares with this notice. Certificates for Shares should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to STG OMS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of STG OMS Ireland Limited, a private limited company incorporated under the laws of Ireland, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 12, 2002 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged,                  shares of Common Stock, par value $.01 per share (the “Shares”), of Industri-Matematik International Corp., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)
If delivery will be by book-entry transfer:

Name of Tendering Institution	(Zip Code)

(Area Code and Telephone Number)
Account Number

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                           , 2002.

Note:  Do not send certificates for Shares with this notice. Certificates for Shares should be sent with your Letter of Transmittal.